Exhibit 21.1
SUBSIDIARIES OF THE REGISTRANT

	Percentage Owned	State of Incorporation
GreenBank	100%	Tennessee

100% of
Greene County Capital Trust I	Common Securities	Delaware
100% of
Greene County Capital Trust II	Common Securities	Delaware
100% of
GreenBank Capital Trust I	Common Securities	Delaware
100% of
Civitas Statutory Trust I	Common Securities	Delaware
100% of
Cumberland Capital Statutory Trust II	Common Securities	Connecticut
SUBSIDIARIES OF GREENBANK

Superior Financial Services, Inc.	100%	Tennessee

GCB Acceptance Corporation	100%	Tennessee

Fairway Title Company	100%	Tennessee